ASSET TRANSFER AGREEMENT

              Dated as of 15th day of August, 2005, by and between

                                 HeartSTAT, Inc
                             a Delaware corporation,

                                       and

                           HeartSTAT Technology, Inc.
                             a Delaware corporation


                                TABLE OF CONTENTS

                                                                            PAGE

RECITALS.......................................................................1
AGREEMENT......................................................................2

ARTICLE I - DEFINITIONS........................................................2

ARTICLE II - TRANSFER OF ASSETS
   2.1   Conveyance of Assets..................................................4
   2.2   Assumption of Liabilities.............................................4
   2.3   Consideration.........................................................4
   2.4   Exhibits of Agreement.................................................4
   2.5   Closing and Closing Deliveries........................................4

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF HTI
   3.1   Existence; Good Standing; Corporate Authority; Compliance with Law....5
   3.2   Authorization, Validity and Effect of Agreements......................5
   3.3   No Violation..........................................................6
   3.4   Financial Statements..................................................6
   3.5   Absence of Undisclosed Liabilities....................................6
   3.6   Absence of Certain Changes or Events..................................6
   3.7   No Contracts, Etc.....................................................8
   3.8   Litigation............................................................8
   3.9   Authorization.........................................................9
   3.10  Taxes.................................................................9
   3.11  Proprietary Rights....................................................9
   3.12  ERISA.................................................................9
   3.13  Fees..................................................................9
   3.14  Books and Records.....................................................9
   3.15  Disclosure...........................................................10
   3.16  Documents............................................................10
   3.17  Investment Intent....................................................11
   3.18  Registration Rights..................................................11
   3.19  Pre-closingTransfer..................................................11


                                       Asset Transfer Agreement. - page 1 of 32

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF ACQUIRER
   4.1   Existence; Good Standing; Corporate Authority; Compliance with Law...12
   4.2   Authorization, Validity and Effect of Agreements.....................12
   4.3   Capitalization.......................................................13
   4.4   No Violation.........................................................13
   4.5   Financial Statements.................................................13
   4.6   Absence of Undisclosed Liabilities...................................13
   4.7   Absence of Certain Changes or Events.................................14
   4.8   Authorization........................................................15
   4.9   Litigation...........................................................15
   4.10  Taxes................................................................15
   4.11  Fees.................................................................16
   4.12  Books and Records....................................................16
   4.13  Disclosure...........................................................16
   4.14  Documents............................................................16
   4.15  Purchase Accounting Treatment........................................18
   4.16  Title of Shares......................................................18
   4.17  Miscellaneous........................................................18

ARTICLE V - INTERIM OPERATING COVENANTS OF HTI
   5.1   Operations...........................................................18
   5.2   Meeting of Stockholders; Compliance with Delaware Corporate Law......18
   5.3   No Change............................................................19
   5.4   Access; Confidential Information.....................................19
   5.5   Obtain Consents......................................................20
   5.6   Exclusivity..........................................................20

ARTICLE VI - INTERIM OPERATING COVENANTS OF ACQUIRER
   6.1   Operations...........................................................20
   6.2   Compliance with Delaware Corporate Law...............................20
   6.3   Obtain Consents......................................................21
      .
ARTICLE VII - ADDITIONAL COVENANTS OF THE PARTIES
   7.1   Filings; Other Action................................................21
   7.2   Further Action.......................................................21
   7.3   Expenses.............................................................21
   7.4   Brokers and Finders Fees.............................................21
   7.5   Notices of Certain Events............................................21
   7.6   Nondisclosure of Confidential Information............................22
   7.7   Disclosure of This Agreement.........................................22

ARTICLE VIII - CONDITIONS TO CLOSING
   8.1   Conditions to Each Party's Obligations...............................23
   8.2   Conditions to Obligation of Acquirer to Effect this Agreement........24
   8.3   Conditions to Obligation of HTI to Effect this Agreement.............24
   8.4   Indemnification of Acquirer..........................................24


                                       Asset Transfer Agreement. - page 2 of 32

ARTICLE IX - TERMINATION
   9.1   Termination by Mutual Consent........................................25
   9.2   Termination by Either Party..........................................25
   9.3   Effect of Termination and Abandonment................................25
   9.4   Extension; Waiver....................................................25

ARTICLE X - GENERAL PROVISIONS
   10.1  Notices..............................................................26
   10.2  Assignment, Binding Effect...........................................26
   10.3  Entire Agreement.....................................................26
   10.4  Amendment............................................................27
   10.5  Subsequent Actions...................................................27
   10.6  Governing Law........................................................27
   10.7  Counterparts.........................................................27
   10.8  Headings.............................................................27
   10.9  Interpretation.......................................................27
   10.10Waivers...............................................................27
   10.11Attorneys'Fees........................................................27
   10.12Survival..............................................................28
   10.13Incorporation of Exhibits.............................................28
   10.14Drafting Ambiguities..................................................28
   10.15Severability..........................................................28
   10.16Enforcement of Agreement..............................................28
   10.17Consent...............................................................28

INDEX OF EXHIBITS


                                       Asset Transfer Agreement. - page 3 of 32

                            ASSET TRANSFER AGREEMENT

         THIS ASSET TRANSFER AGREEMENT (the "Agreement" or "ATA") is entered into as of August 15, 2005, between HeartSTAT, Inc ("Acquirer"), a Delaware corporation, Ted W. Russell ("Russell"), and HeartSTAT Technology, Inc., a Delaware corporation ("HTI"), upon the following terms and conditions:

                                    RECITALS

         A. Acquirer is a privately held corporation. HTI is a corporation with its common shares quoted on pink sheets under the symbol "HSTA.pk"; it conditionally owns a "HeartSTAT Technology" and related intellectual property and assets, including trade name, and trademark rights, all of which were acquired from principals of the Acquirer pursuant to a February 6, 2004 asset acquisition agreement that was conditioned on financing attainments of an "Exhibit B" provision of this agreement, and were under consideration for use in the operation of HTI's business.

         B. The Exhibit B provided for Russell to retake ownership of the HeartSTAT Technology if a Financing were not concluded by September 6, 2005 (subject to a possible three-month extension provision) for a modest royalty on any future revenues of the technology;

         C. HTI has been unable to conclude any of the requisite financing, nor does it have any expectations of being able to conclude such financing in year 2005 which would have enabled it to take ownership of the HeartSTAT Technology as defined by Exhibit B.

         D. To facilitate transfer of the HeartSTAT Technology to HeartSTAT, Inc., Russell has assigned all rights of personal ownership of the HeartSTAT Technology to HeartSTAT, Inc., a Delaware Corporation, for which he is Chief Executive Officer (Exhibit P).

         E. This Agreement provides for the transfer by HTI of the HeartSTAT Technology "Acquired Assets" as defined in Article I, to Acquirer, as well as the relinquishment of any royalty obligations of Russell or Acquirer, in consideration for a $70,000 promissory note and 113,207 shares of common stock of Acquirer, as well as the retirement of a total of 20 million shares of HTI's common stock owned by Russell and three members of the William Hull family ("Hull") and a release of all amounts owed to Russell by HTI, all of the terms and conditions of these items being hereinafter set forth



                                       Asset Transfer Agreement. - page 4 of 32

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises and of the provisions, representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the parties agree as follows.


                                    ARTICLE I
                                   DEFINITIONS

         "Acquired Assets" means all right, title, and interest in and to certain "HeartSTAT Technology" assets of HTI (see below), in relation to which this includes: a) all of the Intellectual Property, and goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (b) leases, subleases, and rights thereunder, (c) agreements, contracts, indentures, mortgages, instruments, security interests, guaranties, other similar arrangements, and rights thereunder, (d) accounts, notes, and other receivables associated therewith, (e) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment associated therewith, (f) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies associated therewith, (g) books, records, ledgers, files, documents, correspondence, lists, plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials associated therewith, provided, however, that the Acquired Assets shall not include: (i) other HTI assets unrelated to the HeartSTAT Technology; (ii) HTI's corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of HTI as a corporation; or (iii) any of the rights of HTI under this Agreement (or under any side agreement between HTI on the one hand and Acquirer on the other hand entered into on or after the date of this Agreement).

         "Act" means the Securities Act of 1933. and "Exchange Act" means the Securities Exchange Act of 1934, and "SEC" is the Securities and Exchange Commission..

         "Closing" has the meaning set forth in Section 2.5 below.

         "Financial Statement" has the meaning set forth in Section 3.4 below.

         "GAAP" means United States generally accepted accounting principles in effect.

         "Governmental Permits" means any permits and/or licenses issued by any federal, state, local, or foreign government to Acquirer or HTI, as applicable, which, without such permit or license, would result in a Material Adverse Effect.

         "HeartSTAT Technology" means the intellectual property, technical components, prototype systems, testing and physiologic simulation software, documentation, manufacturing know-how, web site information and expressions, and other HeartSTAT technology assets, all of which being or related to a noninvasive system for measuring blood flow (peripheral and cardiac


                                       Asset Transfer Agreement. - page 5 of 32
output), perfusion, blood pressure, cardiovascular biophysic stresses, and heart loads and other hemodynamic parameters.

         "Intellectual Property" means (a) all inventions (whether patentable or un-patentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all re-issuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Material Adverse Effect" means a material adverse change in the business, properties, financial condition, results of operations, or prospects of either HTI or Acquirer, as applicable, taken as a whole.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Proprietary  Rights"  means the rights to (i)  Intellectual  Property;
(ii) contracts or agreements granting any right, title, license or privilege under the Intellectual Property rights of any third party; and (iii) all other proprietary information.

         "SEC" means the United States Securities and Exchange Commission.

         "Tax" (or "Taxes") means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest penalty, or addition thereto, whether disputed or not. "Tax Return" means any return or report, relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


                                       Asset Transfer Agreement. - page 6 of 32

                                   ARTICLE II
                               TRANSFER OF ASSETS

         2.1 CONVEYANCE OF ASSETS. On and subject to the terms and conditions of this Agreement, Acquirer agrees to acquire from HTI, and HTI agrees to transfer, convey, and deliver to Acquirer, all of the Acquired Assets at a closing (the "Closing") for the consideration specified below in this Article 2.

         2.2 ASSUMPTION OF LIABILITIES. There will be no Assumed Liabilities. Acquirer will not assume or have any responsibility with respect to any obligation or liability of HTI.

         2.3 CONSIDERATION. The aggregate consideration for the transfer of ownership control of the Acquired Assets to Acquirer, and the absolution of any royalty obligations of Russell or Acquirer to HTI (also eliminating any royalty to SolutionMed Ventures, Inc.), shall consist of the following: (a) 113,207 shares representing 9.99% of the post-acquisition issued and outstanding common stock of Acquirer; (b) 19,599,997 shares of HTI stock owned by Russell, the principal stockholder of Acquirer; (c) a full release of ownership rights of a total of 400,003 shares of HTI stock obligated to but not issued to three Hull Family members; (d) a full release of all amounts owed to Russell by HTI; and
(e) the issuance of a promissory note by Acquirer to HTI in the amount of $70,000, which is a general creditor obligation with an interest rate of 4.5% compounded annually based on the weighted average outstanding balance, and repayable upon the terms and conditions on the Promissory Note attached hereto as Exhibit A. This Section 2.3 reflects the entire consideration provided for the Acquired Assets.

         2.4 EXHIBITS OF AGREEMENT. Before this Agreement is concluded at the "Closing" and in accordance with the terms and conditions of an Escrow Agreement between the parties hereto and signed on the date hereof (the "Escrow
Agreement"), (i) HTI will deliver to Acquirer the various certificates, instruments, and documents referred to in Section 3.16 below; including Section 3.16(v) by which HTI will execute, acknowledge (if appropriate), and deliver to
Acquirer: (a) assignments (including real property and Intellectual Property transfer documents) attached hereto as Exhibit "O"; and (b) such other instruments of transfer, conveyance, and assignment as Acquirer and its counsel reasonably may request; and (ii) Acquirer will deliver to HTI the various certificates, instruments, and documents referred to in Section 4.14 below.

         2.5 CLOSING AND CLOSING DELIVERIES. The Closing of the transaction contemplated by this Agreement shall take place simultaneously at the offices of HTI at 530 Wilshire Blvd. #304, Santa Monica, CA. 90401, and at Russell's residence at 44 Middle Beach Rd. West, Madison, CT 06443. The Closing will occur on the earlier of the business day following the day on which all requirements of the Escrow Agreement are satisfied or September 6, 2005. If HTI fails to comply with its obligations hereunder and close by September 6, 2005, then HTI will have until 5:00 P.M. PDT on October 6, 2005 in which to satisfy its requirements and permit a Closing. However, if the Closing occurs after September 6, 2005 due to HTI's failure to comply with the requirements, and on or prior to October 6, 2005, HTI hereby agrees that: i) the term of Exhibit B of the original February 6, 2004 Asset Purchase Agreement shall not be extended beyond October 6, 2005, notwithstanding the terms thereof, and, ii) the consideration to be delivered by Acquirer pursuant to Paragraph 2.3(a) above shall be reduced to 98,207 shares which shall represent approximately 8.7% of Acquirer's post-acquisition issued and outstanding common stock.


                                       Asset Transfer Agreement. - page 7 of 32

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF HTI

         HTI represents and warrants to Acquirer as of the date of this Agreement as follows:

         3.1      EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY; COMPLIANCE WITH
                  LAW.

         (a) HTI is a corporation duly incorporated, validly existing, and in good standing (including tax good standing) under the laws of the State of
Delaware. HTI is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of the jurisdictions listed in Exhibit E-1 which list contains all jurisdictions in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, in each case except as would not, individually or in the aggregate, reasonably be expected to have an Material
Adverse Effect (as defined in Article I)......

         (b) HTI has all requisite corporate power and authority to own, operate, and lease the Acquired Assets and carry on its business as presently conducted.

         (c) The sale of the Acquired Assets by HTI is not in violation of any law, ordinance, governmental rule or regulation nor is the sale of the Acquired Assets in violation of any order, judgment, or decree of any court, governmental authority, or arbitration board or tribunal.

         (d) The copies of HTI's Articles of Incorporation and Bylaws, which have been delivered to Acquirer, include any and all amendments made thereto at any time prior to the date of this Agreement and are true, correct, and complete.

         (e) HTI's corporate minute books are accurate as to their content and include therein the Articles of Incorporation and Bylaws with any amendments thereto. The meetings of the directors or stockholders referred to in the corporate minute books were duly called and held. The signatures appearing on all documents contained in the corporate minute books are the true signatures of the persons purporting to have executed the same and no minutes of meetings or written consents of the directors or stockholders of HTI are omitted from such minute books that would contain any resolutions or other actions that would be inconsistent with any of the representations and warranties contained in Article III hereof or prevent or limit any of the transactions contemplated by this Agreement. Exhibit W5 sets forth a true and complete list of the names of all directors of HTI and the names and offices held of all officers of HTI as the date hereof.

         3.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. HTI has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The consummation by HTI of the transactions contemplated hereby has been duly authorized by all requisite corporate action of HTI, pursuant to the Board of Director Resolutions of Exhibits C and D. This Agreement has been duly executed and delivered by HTI and, assuming the due authorization, execution and delivery by Acquirer, constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute valid and legally binding obligations of HTI, enforceable against HTI in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws relating to creditors' rights and general principles of equity (regardless of whether


                                       Asset Transfer Agreement. - page 8 of 32
such  enforceability  is  considered  in a  proceeding  in  equity  or at  law), including, without limitation, the possible unavailability of specific performance, other injunctive relief or other equitable remedies and an implied covenant of good faith and fair dealing.

         (b) The necessary and affirmative vote of the holders of the issued and outstanding shares of HTI's Stock present in person or by proxy at a duly convened and held meeting of the stockholders of HTI or the consent of the majority of stockholders of HTI approving the sale of HTI Assets pursuant to terms hereof has been obtained. Such authorization is in Exhibit G.

         3.3 NO VIOLATION. Neither the execution or delivery by HTI of this Agreement and all agreements or documents contemplated therein nor the consummation by HTI of the transactions contemplated therein, will: (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of HTI; (ii) except as set forth in Exhibit E-2, violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the Acquired Assets, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, loan agreement, deed of trust, or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which HTI is a party, or by which HTI or any of its properties is bound or affected; (iii) violate any law, statute, rule, regulation, judgment, or decree applicable to HTI; or (iv) require any consent, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority.

         3.4 FINANCIAL STATEMENTS. The consolidated balance sheet ("HTI Balance Sheet") and statement of operations as of and for 12 months ended December 31, 2004, to be audited by Bongiovanni & Associates, P.A as part of the 10KSB filing due before closing., attached hereto Exhibit N, are prepared in accordance with GAAP consistently applied throughout the periods involved except as otherwise set forth therein and present fairly the financial condition of HTI as of such date and the results of operations of HTI for the year ended, except that such financial statements are subject to normal adjustments that are not and are not expected to be, individually or in the aggregate, material in amount and do not include certain notes which may be required by GAAP.

         3.5 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in HTI Balance Sheet or set forth in Exhibit E-3, at the date of HTI Balance Sheet, HTI did not have any obligation or liability of any kind whatsoever (whether accrued, absolute, contingent, unliquidated, civil, criminal, or otherwise and whether due or to become due), whether or not any such liability or obligation would have been required to be disclosed on a balance sheet prepared in accordance with GAAP, that, individually or in the aggregate, could have a Material Adverse Effect on HTI.

         3.6    ABSENCE OF CERTAIN CHANGES OR EVENTS.

         (a) Except as set forth on Exhibit E-4, since December 31, 2004, no event or events have occurred, which individually or in the aggregate have had a HTI Material Adverse Effect,


                                       Asset Transfer Agreement. - page 9 of 32
and there exists no condition or contingency that could reasonably be expected to result in a HTI Material Adverse Effect.

         (b) Since the date of HTI Balance Sheet and except as set forth in Exhibit E-4 and the transactions contemplated by this Agreement, HTI has not:

                (i) declared, set aside, paid, or made any dividend or other distribution on or in respect of any shares of its capital stock or directly or indirectly redeemed, retired, purchased, or otherwise acquired any such shares or any option, warrant, conversion privilege, preemptive right, or other right or agreement to acquire the same or any other securities convertible into or evidencing the right to purchase or otherwise acquire the same;

                (ii)   made any amendments to its Articles of  Incorporation  or
Bylaws:

                (iii) made any change in the number of shares of its capital stock authorized, issued, or outstanding or authorized, issued, granted, or made any option, warrant, conversion privilege, preemptive right, or other right or agreement to acquire the same or any other securities convertible into or evidencing the right to acquire the same;

                (iv) incurred any indebtedness or borrowed money; which borrowings shall not exceed $5,000 in the aggregate, except for monies owed to FutureVest, Inc. and/or its affiliated entities in the approximate amount of $__________ (to be completed by Krause);

                (v) incurred any obligation or liability (contingent or otherwise), outside the Ordinary Course of Business;

                (vi) discharged or satisfied any lien or encumbrance or paid any obligations or liability (fixed or contingent) other than current liabilities paid to unrelated parties, wages paid to officers and employees and director's fees paid to directors, each in the Ordinary Course of Business;

                (vii) mortgaged, pledged, or subjected to any lien, charge, or other encumbrance any of its respective properties or assets (tangible or intangible) except liens for current property taxes not yet due and payable;

                (viii) sold, assigned, leased, transferred or otherwise disposed of, or agreed to sell, assign, lease, transfer or otherwise dispose of, any of its tangible assets other than sales of inventory in the Ordinary Course of Business;

                (ix)  entered into any transaction, contract, or commitment;

                (x) made any capital expenditures or any commitment therefore in excess of $1,000 in the aggregate except as consented to by Acquirer;

                (xi) adopted or made any change in any executive compensation plan, bonus plan, incentive compensation plan, deferred compensation agreement, or other employee benefit plan or arrangement;

                (xii) entered into any employment or consulting agreement or arrangement, or granted or paid any bonus, or made or granted any general wage or salary increase or any specific increase in the wages or salary of any employee;

                (xiii) suffered any casualty loss or damage, whether or not such loss or damage shall have been covered by insurance;


                                       Asset Transfer Agreement. - page 10 of 32

                (xiv) canceled or compromised any debt or claim except for adjustments made in the Ordinary Course of Business that, in the aggregate, are not material, or waived or released any rights that are material;

                (xv)    terminated,  amended,  or  modified  any  agreement   or
instrument;

                (xvi)   entered   into  any  transaction  with  any stockholder,
officer, director, or key employee of Acquirer or any affiliate of any such person;

               (xvii) made any loans or advances to, guaranties for the benefit of, or investments in, any person;

               (xviii) made cash charitable contributions;

               (xix)   merged  or  consolidated  with,  or   acquired   all   or
substantially all of the assets, capital stock, or business of any other person;

               (xx) introduced any material change with respect to its method of accounting or accounting practice by HTI; or

               (xxi) agreed or committed to do any of the things described in this Section 3.6.


         3.7 NO CONTRACTS, ETC. HTI is not a party to or liable under any of the following:


         (a)    any lease of real property;

         (b)    any lease of personal property;

         (c)    any contract for any intellectual property rights, if any

         (d) any employment and consulting agreements covering any employee of, or consultant to, HTI;

         (e) any deferred compensation agreements, employee stock option plans, group life, hospitalization or disability insurance, severance policies and other plans and arrangements providing benefits for employees of HTI;

         (f)    any bank accounts and safe deposit boxes of HTI;

         (g) any loan agreements, credit agreements, indentures, and other documents or instruments relating to the borrowing of money by HTI and all promissory notes and other evidences of indebtedness of HTI, including without limitation, all such documents and instruments relating to or evidencing any stockholder loans to HTI except disclosed advances by FutureVest, Inc. and or its affiliates in the audited financial statements and or any loans to Ted Russell or his affiliates pursuant to original acquisition agreement and or consulting payments outstanding of which are to be adjusted/cancelled on closing of this agreement.

         (h) any guaranties of obligations of HTI under all loan agreements, leases, and other documents and instruments to which HTI is a party or by which it is bound, by any officer or director of HTI or any affiliate of any of the foregoing.

         3.8 LITIGATION. To the knowledge of HTI, there are no claims, actions, suits, investigations, or proceedings (public or private) pending against or affecting HTI or any of its properties or assets, at law or in equity, before or by any federal, state, municipal, or other governmental or non-governmental department, commission, board, bureau, agency, court, or other instrumentality, or arbitrator or by any private person or entity. To the knowledge of HTI,


                                       Asset Transfer Agreement. - page 11 of 32
there are no claims, actions, suits, investigations, or proceedings (public or private) threatened against or affecting HTI or any of its properties or assets, at law or in equity, before or by any federal, state, municipal, or other governmental or non-governmental department, commission, board, bureau, agency, court, or other instrumentality, or arbitrator or by any private person or entity, except for any of the foregoing which would not, individually or in the aggregate, reasonably be expected to have an HTI Material Adverse Effect.

         3.9 AUTHORIZATION. Other than the approval of the stockholders and directors of HTI, the execution, delivery and performance by HTI of this Agreement and the consummation by HTI of the transactions contemplated hereby require no consents of any party and no action by or in respect of, or filing with, any governmental body, agency, official or authority.

         3.10 TAXES. All Tax Returns required to be filed by HTI have been timely filed and are true, correct, and complete in all material respects, and all Taxes payable pursuant thereto have been timely paid or appropriate extensions have been filed for such periods. No deficiency or adjustment in respect of any Taxes that was assessed against HTI remains unpaid and no such claim or assessment is pending or, to the knowledge of HTI, threatened. HTI has made all withholding of Taxes required to be made under all applicable federal, state, and local tax regulations and such withholdings have either been paid on a timely basis to the respective governmental agencies or set side in accounts for such purpose or accrued, reserved against and entered upon the books of HTI. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return or tax liability of HTI, and there is no proposed liability for any Taxes for which there is not an adequate reserve reflected on the HTI Balance Sheet. HTI has not filed any consent with the Internal Revenue Service described in Section 341(f) of the Code.

         3.11 PROPRIETARY RIGHTS. To HTI's knowledge, HTI has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of third parties, (ii) HTI (and its employees with responsibility for Proprietary Rights matters) has not received any written charge, complaint, claims, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that HTI must license or refrain from using any Proprietary Rights of any third party), (iii) to HTI's knowledge, there is no basis for any as-yet unasserted charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that HTI must license or refrain from using any Proprietary Rights of any third party), or
(iv) to HTI's knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of HTI.

         3.12 ERISA. HTI does not contribute to and is not obligated to contribute to, and has never maintained or contributed to or been obligated to contribute to, (i) any Multiple Employer Plan, (ii) any a Multiple Employer Plan or (iii) any other incentive or retirement plan, including but not limited to a pension plan.

         3.13 FEES. There are no claims for legal, accounting, financial advisory, or investment bankers' fees, brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of HTI.


                                       Asset Transfer Agreement. - page 12 of 32

         3.14 BOOKS AND RECORDS. The financial books, records, and work papers of HTI are complete and correct in all material respects, have been maintained in accordance with good business practice and accurately reflect the bases for the consolidated financial condition and results of operations of HTI set forth in the financial statements referred to in Exhibit N hereof.

         3.15 DISCLOSURE. No representation or warranty by HTI in this Agreement and no statement contained in any document, certificate, or other writing prepared by HTI or its representatives and furnished by HTI to Acquirer pursuant to the provisions hereof, affirmatively misstates a material fact or omits a material fact necessary for such document, certificate, or writing to be, in good faith, accurately and completely responsive in all material respects to the purpose identified by HTI to Acquirer for which such information was furnished by HTI to Acquirer.

         3.16 DOCUMENTS. HTI agrees to deliver the following Exhibits, in the form attached hereto, in compliance with Section 2 of the Escrow Agreement, and represents that the following Exhibits, in the form attached hereto, are true and correct copies of the original documents they represent:

             i. Certificates, dated within ten days of the Closing Date, of the Secretary of State of the State of Delaware, with respect to the incorporation, subsistence, and good legal standing of HTI. (Exhibit X);

             ii. Copies of the following documents (referred to collectively as Exhibit W and which may be supplied as computer file with "Adobe .pdf" format) certified by an Officer's certificate (Exhibit W6):
                           Exhibit W1 - Articles of Incorporation; Exhibit W2 - Current By-Laws; Exhibit W3 - Minutes of Shareholders Meetings; Exhibit W4 - Minutes of Directors Meetings; Exhibit W5 - List of Officers and Directors; Exhibit W6 - Certificate for Section 8.3(A)(ii);

             iii.   Certificates of the Chief Executive  Officer of HTI (Exhibit
                    W6) (i) stipulating that the Articles of Incorporation (Exhibit W1) and By-Laws (Exhibit W2) of Acquirer are current as of the date of this Agreement and will not be amended prior to the Closing; (ii) stipulating to the effect that each of the provisions of Section 8.3(a) are true and correct; and (iii) attaching a true and complete copy of the resolutions of the Board of Directors of Acquirer approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated hereby;

             iv. Certificates with respect to the incumbency and signatures of all officers of HTI signing this Agreement and any other certificate, agreement, or instrument delivered on behalf of HTI in connection with this Agreement (Exhibit Y);

             v. Assignment of Acquired Assets (including the HeartSTAT Technology, all related real property, Rights to use "HeartSTAT" name, and Intellectual Property transfer documents) in the form attached as Exhibit O;

             vi. Certificates containing agreed upon language for 10KSB filing that corrects HTI's 10SB representation regarding Russell's 10/19/04 non-management status (Exhibit H);

                                       Asset Transfer Agreement. - page 13 of 32

             vii.   HTI  Board  of  Director  Action-in-Writing   Resolution  #1
                    (signed by Maley and Krause, Directors) appointing Krause as CEO (Exhibit C);

            viii. Copy of Form 8K for filing with the SEC and describing this Agreement and the resignation of Russell and Maley, signed by Krause for filing on the day following the date of this Agreement. (Exhibit J);

             ix. HTI Board of Director Action-in-Writing Resolution #2 (signed by Krause and any other existing Director) that: (i) approves execution of this Agreement; (ii) approves signing of Russell and Maley 8Ks; (iii) accepts 2004 Audit report; and (iv) directs signing and filing of Form 10KSB; (Exhibit
                    D);

             x. HTI Audited Financial Statements and all footnotes for 2004, and First Quarter 2005 HTI Financial Statements (Exhibit N);


         3.17 INVESTMENT INTENT. HTI (HTI) agrees that the Shares being issued pursuant to this Agreement may not be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (hereinafter called a "Transfer"), only unless pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act, the availability of which is to be established to the satisfaction of the Acquirer. HTI agrees prior to any Transfer, to give written notice to the Acquirer expressing HTI's desire to effect such Sale/Transfer and describing the proposed Sale/Transfer. Before being effected, such proposed transfer will require written approval of Acquirer's counsel to be conveyed via Acquirer's Chief Executive Officer. All registration rights in Section 3.18 shall be transferred along with such stock as described herein.

         3.18 REGISTRATION RIGHTS. If Acquirer at any time, determines to proceed with the actual preparation and filing of a registration statement under the Securities Act of 1933 in connection with a proposed underwritten public offering of securities, Acquirer will give at least forty-five (45) days prior written notice of such proposed underwritten public offering to Holder or the holder of securities (being 113,207 shares) in this agreement. Upon the written request of such person given within thirty (30) days after receipt of any such notice from Acquirer, Acquirer shall, except as herein provided, cause all securities or issued in this agreement or held by such person and requested to be included in such registration statement to be registered, all to the extent requisite to permit the sale or other disposition by such person of the securities issued and requested to be included in such registration statement to be registered; provided, however, that nothing herein shall prevent Acquirer from, at any time, abandoning or delaying any registration. The securities requested for inclusion pursuant to this Section shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

         In the event that, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the securities originally covered by requests for registration pursuant hereto would materially adversely interfere with the distribution of the securities offered by Acquirer, the number of securities to be included in the underwritten public offering may be reduced pro rata among the holders thereof requesting such registration and all other holders of securities of Acquirer having similar registration rights.

         3.19 PRE-CLOSING TRANSFER. It is the intent that HTI (HTI) under its contemplated reorganization plan will have the shares received in this agreement issued to a new wholly


                                       Asset Transfer Agreement. - page 14 of 32
owned subsidiary to be incorporated prior to closing. It is agreed by the Acquirer that if directed prior to closing either the 113,207 shares and or the Promissory Note may at any time prior to closing be assigned to and issued to this subsidiary

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF ACQUIRER

         Acquirer represents and warrants to HTI and its shareholders as of the date of this Agreement as follows.

         4.1    EXISTENCE;  GOOD STANDING;  CORPORATE AUTHORITY; COMPLIANCE WITH
                LAW.

         (a) Acquirer is a corporation duly incorporated, validly existing, and in good standing (including tax good standing) under the laws of the State of Delaware. Acquirer is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of the jurisdictions of the State of New York, which is the only jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Article I).

         (b) Acquirer has all requisite corporate power and authority to own, operate, and lease its properties and carry on its business as conducted and as proposed to be conducted.

         (c) Acquirer is not in violation of any law, ordinance, governmental rule or regulation to which it or any of its properties or assets is subject, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor is Acquirer in violation of any order, judgment, or decree of any court, governmental authority, or arbitration board or tribunal.

         (d) The copies of Acquirer's Articles of Incorporation and Bylaws, which have been delivered to HTI and the Principal Shareholders, include any and all amendments made thereto at any time prior to the date of this Agreement and are true, correct, and complete.

         (e) Acquirer's corporate minute books are accurate as to their content and include therein the Articles of Incorporation and Bylaws with any amendments thereto. The meetings of the directors or stockholders referred to in the corporate minute books were duly called and held. The signatures appearing on all documents contained in the corporate minute books are the true signatures of the persons purporting to have executed the same and no minutes of meetings or written consents of the directors or stockholders of Acquirer are omitted from such minute books that would contain any resolutions or other actions that would be inconsistent with any of the representations and warranties contained in
Article V hereof or prevent or limit any of the transactions contemplated by this Agreement. Exhibit Q5 sets forth a true and complete list of the names of all directors of Acquirer and the names and offices held of all officers of Acquirer as the date hereof.

         4.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Acquirer has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby and thereby. The consummation by Acquirer of the transactions contemplated hereby has been duly authorized by all requisite corporate action of Acquirer. This


                                       Asset Transfer Agreement. - page 15 of 32

Agreement has been duly executed and delivered by Acquirer and, assuming the due authorization, execution and delivery by HTI and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Acquirer enforceable in accordance with their respective terms.

          4.3 CAPITALIZATION. The authorized capital stock of Acquirer consists of three million shares of Common Stock, $.001 par value, 1,020,000 of which are outstanding as of July 30, 2005 (of which one million are owned by Russell and
20,000 are owned by three Hull family members) and one million shares of preferred stock, $.001 par value, none of which is outstanding. There are no commitment exists to issue any preferred stock. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions, and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating HTI to issue or to transfer from the treasury any additional shares of its capital stock. None of the outstanding shares of the HTI is subject to any stock restriction agreements. All of the shareholders of the HTI have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of the State of Delaware.

         4.4 NO VIOLATION. Neither the execution and delivery by Acquirer of this Agreement and all agreements and documents contemplated hereby, nor the consummation by Acquirer of the transactions contemplated hereby or thereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of the Articles of Incorporation, as amended, or Bylaws of Acquirer; (ii) violate any law, statute, rule, regulation, judgment, or decree applicable to Acquirer; (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Acquirer under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, loan agreement, deed of trust, or any license, franchise, permit, lease, contract, agreement or other instrument, commitment, or obligation to which Acquirer is a party, or by which Acquirer or any of its properties is bound or affected; (iv) violate any law, statute, rule, regulation, judgment, or decree applicable to Acquirer; or (v) other than the necessary regulatory filings in common with this Agreement, require any consent, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority.

          4.5 FINANCIAL STATEMENTS. The unaudited consolidated balance sheet and statement of operations as of December 31, 2004 and for the three and six months ended March 31, 2005 and June 30, 2005, which are attached hereto as Exhibit B, believed by Acquirer to be prepared in accordance with GAAP, consistently applied throughout the periods involved except as otherwise set forth therein and present fairly the financial condition of Acquirer as of such date and the results of operations of Acquirer for the period then ended. The balance sheet of Acquirer as of June 30, 2005 is referred to in this Agreement as the "Acquirer Balance Sheet."

         4.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in the Acquirer Balance Sheet at the date of Acquirer Balance Sheet, Acquirer


                                       Asset Transfer Agreement. - page 16 of 32
did not have any obligation or liability of any kind whatsoever (whether accrued, absolute, contingent, unliquidated, civil, criminal, or otherwise and whether due or to become due), whether or not any such liability or obligation would have been required to be disclosed on a balance sheet prepared in accordance with GAAP, that, individually or in the aggregate, could have a Material Adverse Effect, as hereafter defined. Acquirer Balance Sheet has accurate accruals of all employee benefit costs, including, but not limited to, payroll, commissions, bonuses, retirement benefits and vacation accruals.

         4.7      ABSENCE OF CERTAIN CHANGES OR EVENTS.

            (a) Since June 30, 2005, no event or events have occurred, which individually or in the aggregate have had a Material Adverse Effect, as hereafter defined, and there exists no condition or contingency that could be expected to result in a Material Adverse Effect.

            (b) Since the date of Acquirer Balance Sheet and except as set forth in Exhibit B, Acquirer has not:

                  (i) declared, set aside, paid, or made any dividend or other distribution on or in respect of any shares of its capital stock or directly or indirectly redeemed, retired, purchased, or otherwise acquired any such shares or any option, warrant, conversion privilege, preemptive right, or other right or agreement to acquire the same or any other securities convertible into or evidencing the right to purchase or otherwise acquire the same;

                  (ii) made any amendments to its Articles of  Incorporation  or
Bylaws:

                  (iii) made any change in the number of shares of its capital stock authorized, issued, or outstanding or authorized, issued, granted, or made any option, warrant, conversion privilege, preemptive right, or other right or agreement to acquire the same or any other securities convertible into or evidencing the right to acquire the same;

                  (iv) incurred any indebtedness or borrowed money other than as set forth in Exhibit B; which borrowings shall not exceed $5,000 in the aggregate;

                  (v) incurred any obligation or liability (contingent or otherwise);

                  (vi)  discharged or satisfied any lien or  encumbrance or paid any obligations or liability (fixed or contingent) other than current liabilities paid to unrelated parties, wages paid to officers and employees and director's fees paid to directors, each in the Ordinary Course of Business;

                  (vii) mortgaged, pledged, or subjected to any lien, charge, or other encumbrance any of its respective properties or assets (tangible or intangible) except liens for current property taxes not yet due and payable;

                  (viii) sold, assigned, leased, transferred or otherwise disposed of, or agreed to sell, assign, lease, transfer or otherwise dispose of, any of its tangible assets other than sales of inventory in the Ordinary Course of Business;

                  (ix) entered into any transaction, contract, or commitment;

                  (x) adopted or made any change in any executive compensation plan, bonus plan, incentive compensation plan, deferred compensation agreement, or other employee benefit plan or arrangement;


                                       Asset Transfer Agreement. - page 17 of 32

                  (xi) entered into any employment or consulting agreement or arrangement, or granted or paid any bonus, or made or granted any general wage or salary increase or any specific increase in the wages or salary of any employee;

                  (xii) suffered any casualty loss or damage, whether or not such loss or damage shall have been covered by insurance;

                  (xiii) canceled or compromised any debt or claim except for adjustments made in the Ordinary Course of Business that, in the aggregate, are not material, or waived or released any rights that are material;

                  (xiv) terminated, amended, or modified any agreement or instrument;

                  (xv) entered into any transaction with any stockholder, officer, director, or key employee of Acquirer or any affiliate of any such person other than the payment of wages and salaries and other benefits under employee benefit plans in existence;

                  (xvi) made any loans or advances to, guaranties for the benefit of, or investments in, any person;

                  (xvii) made cash charitable contributions;

                  (xiii) merged or consolidated with, or acquired all or substantially all of the assets, capital stock, or business of any other person;

                  (xix) introduced any material change with respect to its method of accounting or accounting practice by Acquirer; or

                  (xx) agreed or committed to do any of the things described in this Section 4.8.


         4.8 AUTHORIZATION. The execution, delivery and performance by Acquirer of this Agreement and the consummation by Acquirer of the transactions contemplated hereby require no consents of any party and no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) compliance with any applicable requirements of the Act, the Exchange Act, or Blue Sky laws, and (b) any other filings, approvals or authorizations, which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on Acquirer or materially impair the ability of Acquirer to consummate the transactions contemplated by this Agreement.

         4.9 LITIGATION. : a) There are no claims, actions, suits, investigations, or proceedings (public or private) pending against or affecting Acquirer, or any of their properties or assets, at law or in equity, before or by any federal, state, municipal, or other governmental or non-governmental department, commission, board, bureau, agency, court, or other instrumentality, or arbitrator or by any private person or entity; b) there are no existing orders, judgments, settlements, injunctions, or decrees of any court or governmental agency that apply to Acquirer or any of their assets, properties, business, or operations; c) no product liability, warranty, or similar claims have been made against Acquirer; and d) Acquirer has not entered into any settlement agreements relating to the compromise or dismissal of any litigation involving Acquirer or any of their properties or assets.

         4.10 TAXES. All Taxes required to be filed by Acquirer, have been, or will be, prior to Closing, timely filed and are true, correct, and complete in all material respects, and all Taxes payable pursuant thereto have been timely paid or appropriate extensions have been filed for


                                       Asset Transfer Agreement. - page 18 of 32
such periods. No deficiency or adjustment in respect of any Taxes that was assessed against Acquirer remains unpaid and no such claim or assessment is pending or, to the knowledge of Acquirer, threatened. Acquirer has made all withholding of Taxes required to be made under all applicable federal, state, and local tax regulations and such withholdings have either been paid on a timely basis to the respective governmental agencies or set side in accounts for such purpose or accrued, reserved against and entered upon the books of Acquirer. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return or tax liability of Acquirer, and there is no proposed liability for any Taxes for which there is not an adequate reserve reflected on Acquirer Balance Sheet. Acquirer has not filed any consent with the Internal Revenue Service described in Section 341(f) of the Code.

         4.11 FEES. There are no claims for legal, accounting, financial advisory, or investment bankers' fees, brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Acquirer.

         4.12 BOOKS AND RECORDS. The financial books, records, and work papers of Acquirer are complete and correct in all material respects, have been maintained in accordance with good business practice and accurately reflect the bases for the consolidated financial condition and results of operations of Acquirer set forth in the financial statements in Exhibit B hereof.

         4.13 DISCLOSURE. No representation or warranty by Acquirer in this Agreement and no statement contained in any document, certificate, or other writing prepared by Acquirer or its representatives and furnished by Acquirer to HTI pursuant to the provisions hereof, affirmatively misstates a material fact or omits a material fact necessary for such document, certificate, or writing to be, in good faith, accurately and completely responsive in all material respects to the purpose identified by Acquirer to HTI for which such information was furnished by Acquirer to HTI.

         4.14 DOCUMENTS. Acquirer agrees to deliver the following Exhibits, in the form attached hereto, in compliance with Section 2 of the Escrow Agreement and represents that such are true and correct copies of the original documents they represent:

           (i) Certificates, dated within ten days of the Closing Date, of the Secretary of State of the State of Delaware, with respect to the incorporation, subsistence, and good legal standing of Acquirer (Exhibit U);

           (ii) Copies of the following documents (referred to collectively as Exhibit Q and which may be supplied as computer file with "Adobe .pdf" format) certified by an Officer's certificate (Exhibit Q6):
                           Exhibit Q1 - Articles of Incorporation; Exhibit Q2 - Current By-Laws Exhibit Q3 - Minutes of Shareholders Meetings; Exhibit Q4 - Minutes of Directors Meetings; Exhibit Q5 - List of Officers and Directors; Exhibit Q6 - Certificate for Section 8.2(a)(ii);

           (iii) Certificates of the Chief Executive Officer or President of Acquirer (Exhibit Q6) (i) stipulating that the Articles of Incorporation (Exhibit Q1) and By-Laws (Exhibit Q2) of Acquirer are current as of the date of this Agreement and will


                                       Asset Transfer Agreement. - page 19 of 32
                    not be amended prior to the Closing; (ii) stipulating to the effect that each of the provisions of Section 8.2(a) are true and correct; and (iii) attaching a true and complete copy of the resolutions of the Board of Directors of Acquirer approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated hereby;

           (iv) Certificates, with respect to the incumbency and signatures of all officers of Acquirer signing this Agreement and any other certificate, agreement, or instrument delivered on behalf of Acquirer in connection with this Agreement (Exhibit V);

           (v) Executed resignation letter from Ted Russell dated simultaneously with the closing hereof terminating his employment agreement without penalty, and resigning from the Board of Directors (Exhibit R);

           (vi) Patrick Maley's executed letter of resignation from the Board of Directors, dated and delivered immediately after his delivery of Board of Directors Action in Writing appointing Krause as CEO/director (Exhibit L);

           (vii)    Financial  Statements referred to in section 4.5 (Exhibit B:
                    HS Fin Stmt.pdf).

           (viii) Certificate for 19,599,997 shares issued to Ted Russell with executed stock powers, Exhibit T, shall be submitted to Escrow Agent pursuant to the Escrow Agreement;

           (ix) Executed HeartSTAT Inc Promissory Note, Exhibit A, shall be signed and submitted to Escrow Agent pursuant to the Escrow Agreement;

           (x) Hull Family Releases, Exhibit F, shall be completed, signed and submitted to Escrow Agent pursuant to the Escrow Agreement;

           (xi) FutureVest Reference Letter, Exhibit I, assuming it is initiated by JTI, shall be final drafted, signed and submitted to Escrow Agent pursuant to the Escrow Agreement;

           (xii) HeartSTAT, Inc. Stock Certificate for 113,207 Common Shares, Exhibit S, representing 9.99% of all issued and outstanding common stock in the company. This will bear standard restricted trading legend consistent with Section 3.17 and, in the event of an underwritten financing of Acquirer, to the extent requested by Acquirer's underwriter(s), shareholders of Acquirer, which include HTI, will agree not to sell or otherwise transfer or dispose of any or all of the outstanding shares of Acquirer during any period of time as requested by the Underwriter(s). In order to enforce the foregoing covenant, Acquirer agrees to impose stop-transfer instructions as to such stock or perform other actions that may be requested by the Underwriter(s). This Underwriter(s) restriction cannot at any time be longer than the resale provisions of SEC 144 rules and regulations. This certificate, also subject to limited registration rights of Section 3.18 and transfer rights of 3.19. This certificate shall be executed and submitted to Escrow Agent pursuant to the Escrow Agreement; and

           (xiii) Russell Release if funds owed by HTI, Exhibit G, shall be completed, signed and submitted to Escrow Agent within pursuant to the Escrow Agreement.

Acquirer is to have  principal  emphasis on compliance  with Exhibit H narrative
that   corrects   the   Form10SB   Registration   filing   regarding   Russell's
non-management  status between October 8


                                       Asset Transfer Agreement. - page 20 of 32
and November 4, 2004, but Acquirer also has the right to object to any potentially misleading statement regarding the HeartSTAT Technology or related activities or its past management, and to submit Exhibit Z-2 to HTI and Escrow Agent not later than two (2) business days after the date of Acquirer's receipt of Exhibit Z-1.

         4.15 PURCHASE ACCOUNTING TREATMENT. Acquirer intends that this Agreement be accounted for under the "purchase" method of accounting.

         4.16 TITLE OF SHARES. The Shares to be issued to HTI will be, at the closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has any right to receive any proxy or similar instrument with respect to such shares, except as provided for in this Agreement, Acquirer is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to the HTI. There is no applicable local, state or federal law, rule or regulation, or decree which would, as a result of the issuance of the Shares to HTI, impair, restrict, or delay HTI's voting rights with respect to the Shares.

         4.17 MISCELLANEOUS. Acquirer is not currently carrying on any business unrelated to the HeartSTAT Technology. No person holds a power of attorney of Acquirer.


                                    ARTICLE V
                       INTERIM OPERATING COVENANTS OF HTI

         5.1 OPERATIONS. Between the date of this Agreement and the Closing, HTI will:

           (a) file on a timely basis all notices, reports or other filings required to be filed with or reported to any federal, state, municipal or other governmental department, commission, board, bureau, agency or any instrumentality of any of the foregoing wherever located with respect to the continuing operations of HTI,;

           (b) maintain material compliance with all GOVERNMENTAL PERMITS and all laws, rules, regulations and consent orders;

           (c) file on a timely basis all complete and correct applications or other documents necessary to maintain, renew or extend any site assessment, permit, license, variance or any other approval required by any governmental authority necessary and/or required for the continuing operation of HTI's business operations, whether or not such approval would expire before or after the Closing; and

           (d) advise Acquirer promptly in writing of any material change in any document or Schedule, including without limitation any Schedule, Exhibit or other information delivered pursuant to this Agreement.

         5.2 MEETING OF STOCKHOLDERS; COMPLIANCE WITH DELAWARE CORPORATE LAW. HTI will take all action necessary in accordance with applicable law and their respective charter documents to obtain requisite shareholder approval of this Agreement and the transactions


                                       Asset Transfer Agreement. - page 21 of 32
contemplated hereby, and to otherwise comply in all respects with Delaware Corporate Law in connection with the transactions contemplated by this Agreement.

         5.3 NO CHANGE. Between the date of this Agreement and the Closing, HTI will not, without the prior written consent of Acquirer, or except as described in this Agreement:

           (a) authorize, issue, transfer, distribute, or register any of its securities;

           (b) declare or pay any dividend or make any distribution in respect of its capital stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its capital stock;

           (c) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except in the Ordinary Course of Business and except as may be necessary to perform the obligations under this Agreement;

           (d)   change   or  promise  to change  the compensation payable or to
become payable to any director, officer, employee or agent, or make or promise to make any bonus payment to any such person;

           (e) create, assume or otherwise permit the imposition of any mortgage, pledge or other lien (except for current property taxes) or encumbrance upon or grant any option or right of first refusal with respect to any assets or properties whether now owned or hereafter acquired;

           (f) sell, assign, lease or otherwise transfer or dispose of any property or equipment other than in the Ordinary Course of Business;

           (g) merge or consolidate or agree to merge or consolidate with or into any firm, corporation or other entity;

           (h)   waive any material rights or claims;

           (i)   amend  or  terminate  any  material  agreement  or   any   site
assessment, permit, license or other right;

           (j) enter into any other transaction outside the Ordinary Course of its Business or prohibited hereunder;

           (k) take any action or suffer or permit any event to occur that would cause any representation or warranty in this Agreement to become untrue as of the Closing; or

           (l) take or permit any action which would have an adverse effect on Acquirer.

         5.4 ACCESS; CONFIDENTIAL INFORMATION. Between the date of this Agreement and the Closing, HTI will afford to the officers and authorized representatives of Acquirer, including, without limitation, its counsel, independent auditors and investment bankers, access to the facilities, plants, corporate properties and other properties, books and records of HTI and will furnish Acquirer with such additional financial and operating data and other information as to the business and properties of HTI as Acquirer may from time to time reasonably request. HTI will cooperate with Acquirer, its representatives and counsel in the preparation of any documents or other material which may be required by any governmental agency. Except as necessary to comply with the terms of this Agreement, the rules and regulations of the SEC, Acquirer will cause all information obtained from HTI in connection with the negotiation and performance of this Agreement to be treated as confidential (except such information which is in the public domain or which Acquirer may be required to disclose to any governmental agency, or pursuant


                                       Asset Transfer Agreement. - page 22 of 32
to any court or regulatory agency order) and will not use, and will not knowingly permit others to use, any such confidential information in a manner detrimental to HTI. HTI covenants and agrees not to disclose to any third persons other than its accountants, brokers, bankers, investment advisers or legal counsel any of the specific terms or provisions of this Agreement (including financial terms) prior to or after the date hereof without the prior written consent of Acquirer.

         5.5 OBTAIN CONSENTS. Promptly after the execution of this Agreement, HTI shall make all filings and take all steps reasonably necessary to obtain all approvals and consents required to be obtained by HTI to consummate transactions contemplated by this Agreement.

         5.6 EXCLUSIVITY. HTI agrees that it will not (and will use its best efforts to cause HTI's directors, officers, agents, representatives, and affiliates, and any other person acting on their behalf not to) enter into any contract or agreement that has as a purpose a business combination or merger, an issuance or sale of debt or equity of HTI (including the capital stock), a sale of any assets of HTI, including a transaction similar to this Agreement (any of the foregoing, a "Competing Transaction"). HTI will promptly notify Acquirer if it receives any offer, inquiry or proposal with respect to a Competing Transaction and the details thereof, and keep Acquirer informed with respect to each such offer, inquiry or proposal. HTI will provide Acquirer with copies of all such offers, inquiries or proposals which are in writing.


                                   ARTICLE VI
                     INTERIM OPERATING COVENANTS OF ACQUIRER

         6.1 OPERATIONS. Between the date of this Agreement and the Closing, Acquirer will:

           (a) file on a timely basis all notices, reports or other filings required to be filed with or reported to any federal, state, municipal or other governmental department, commission, board, bureau, agency or any instrumentality of any of the foregoing wherever located with respect to the continuing operations of Acquirer;

           (b) maintain material compliance with all Governmental Permits and all laws, rules, regulations and consent orders;

           (c) file on a timely basis all complete and correct applications or other documents necessary to maintain, renew or extend any site assessment, permit, license, variance or any other approval required by any governmental authority necessary and/or required for the continuing operation of Acquirer's business operations, whether or not such approval would expire before or after the Closing Date; and

           (d) advise HTI promptly in writing of any material change in any document or Schedule, including without limitation any Schedule, Exhibit or other information delivered pursuant to this Agreement.

         6.2 COMPLIANCE WITH DELAWARE CORPORATE LAW. Acquirer will take all action necessary in accordance with applicable law and their respective charter documents to obtain requisite approval of this Agreement and the transactions contemplated hereby, and to otherwise


                                       Asset Transfer Agreement. - page 23 of 32
comply in all respects with Delaware Corporate Law in connection with the transactions contemplated by this Agreement.

         6.3 OBTAIN CONSENTS. Promptly after the execution of this Agreement, Acquirer shall make all filings and take all steps reasonably necessary to obtain all approvals and consents required to be obtained by Acquirer to consummate the transactions contemplated by this Agreement.

                                   ARTICLE VII
                       ADDITIONAL COVENANTS OF THE PARTIES

         7.1 FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, HTI and Acquirer shall cause any appropriate other party to: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Closing with, and which consents, approvals, permits, or authorizations are required to be obtained prior to the Closing from governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits, or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper, or appropriate to consummate and make effective the transactions contemplated by this Agreement.

         7.2 FURTHER ACTION. Each party hereto shall, subject to the fulfillment at or before the Closing of each of the conditions set forth herein or the waiver thereof, directly or by or through its officers or directors, perform such further acts and execute such documents whether before or after the Closing as may be reasonably required to effect this Agreement. In addition, subject to the limitations set forth in this Agreement, and unless specifically prohibited by applicable law, each party will use its best efforts to cause all of the conditions to Closing set forth in this Agreement that are within its control to be satisfied prior to the Closing Date and will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement or that would cause any representation, warranty, or covenant made by it in this Agreement or in any certificate, list, exhibit, or other instrument furnished or to be furnished pursuant hereto, or in connection with the transaction contemplated hereby, to be untrue in any material respect as of the Closing.

         7.3 EXPENSES. If this Agreement is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         7.4 BROKERS AND FINDERS FEES. Each party shall pay and be responsible for any broker's, finder's or financial advisory fee incurred by such party in connection with the transactions contemplated by this Agreement.

         7.5 NOTICES OF CERTAIN EVENTS. Each party shall promptly notify the other party hereto of:

           (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;


                                       Asset Transfer Agreement. - page 24 of 32

           (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

           (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement.

         7.6 NONDISCLOSURE OF CONFIDENTIAL AND PERSONAL INFORMATION.. With exception to any disclosures that may be required to regulatory agencies or pursuant to court proceedings, each party agrees to exercise strict confidentiality of Trade Secrets and/or Confidential and Personal Information regarding business dealings since February 6, 2004. The parties agree to use best efforts to have the principals Russell and Garrett K. Krause ("Krause") exercise strict confidentiality of Trade Secrets and/or Confidential and Personal Information regarding business dealings since February 6, 2004, and adhere to the conditions of the Section 7.6.

         (a) The parties agree to exercise all reasonable efforts to avoid disclosure, dissemination or unauthorized use of such information, including exercising measures each normally employs to protect its own confidential and/or proprietary and personal information. Any Party shall not, for any reason or in any manner, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, appropriate or otherwise communicate any such item of information or data to any other third person or Entity. With regard to each item of information or data constituting a Trade Secret, the covenant in the immediately preceding sentence shall apply at all times during a Discussion and for as long after the cessation of a Discussion as such item continues to constitute a trade secret under applicable law; and with regard to any Confidential Information, the covenant in the immediately preceding sentence shall apply at all times during a Discussion and for three (3) years after the signing this agreement. A party may disclose a Trade Secret and/or Confidential Information pursuant to court order or other legal requirement, whereby the Disclosing Party agrees to use best efforts to provide reasonable advance notice of such disclosure, to the extent permissible by the order or legal system, sufficient to allow the Disclosing Party to interpose an objection to such disclosure through motion for protective order or other legal remedy.

         (b) Each Party shall exercise its best efforts to ensure the continued confidentiality of all Trade Secrets and Confidential Information known by, disclosed or made available to that Party or that Party's Representatives in connection with this or any agreement between any of the parties hereto. Each Party shall immediately notify the other Party of any intended or unintended unauthorized disclosure or use of any Trade Secrets or Confidential Information by that Party or any other Entity of which that Party becomes aware. Each Party shall assist the other Party, to the extent necessary, in the procurement of any protection of the other Party's rights to or in any of the Trade Secrets and/or Confidential Information, provided, however, that neither Party shall be required to incur any liability or any expense as a result such assistance.

         7.7 DISCLOSURE OF THIS AGREEMENT. HTI agrees to disclose this Agreement in its reports filed with the Securities and Exchange Commission.


                                       Asset Transfer Agreement. - page 25 of 32

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

         8.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligation of each party to effect the transactions contemplated thereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

           (a)    This  Agreement  and  the  transactions   contemplated  hereby
shall have been approved in the manner required by applicable law by the holders of the issued and outstanding shares of capital stock of HTI and of Acquirer.

           (b) No party to this Agreement shall be subject to any order or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted or order reversed. The party that is not subject to any such action shall have the right to cancel this Agreement and transaction in the event that the closing is delayed by a period greater than three weeks.

           (c) No material action, suit, proceeding, or investigation involving either party shall have been initiated and be continuing,.

           (d) All consents, authorizations, orders, and approvals of (or filings or registrations with) any governmental commission, board, or other regulatory body required in connection with the execution, delivery, and performance of this Agreement shall have been obtained or made, except for filings required or agreed herein to be filed after the Closing Date.

           (e) No action, suit, or proceeding shall be pending or threatened by or before any court or governmental body in which an unfavorable judgment, order, or decree would prevent any of the transactions contemplated hereby or cause any such transaction to be declared unlawful or rescinded or that could reasonably be expected to cause a HTI Material Adverse Effect or a Material Adverse Effect.

           (f) All documents and instruments to be delivered by the parties in connection with the transactions contemplated hereby shall be in form and substance reasonably satisfactory to the parties and their respective counsel, and the parties shall have received such other documents and instruments as they may reasonably request in connection therewith.

           (g) Each party to this Agreement shall have completed to its satisfaction, due diligence investigation on the other, its shareholders, its business and operations, financial condition, outstanding liabilities, business prospects and other material information.

           (h) Each party to this Agreement shall have provided the information necessary to complete the Schedules and Exhibits to this Agreement and the Schedules and Exhibits must be completed and the information contained therein must be satisfactory to each party to this Agreement, in each such party's sole discretion.

           (i) This Agreement shall be modified and amended to reflect changes, provisions, terms and conditions agreed upon by the parties hereto prior to the Closing.



                                       Asset Transfer Agreement. - page 26 of 32

           (j) None of these transactions contemplated hereby shall have been enjoined by the court or by any federal or state governmental branch, agency, commission or regulatory authority and no suit or other proceeding challenging the transactions contemplated hereby shall have been threatened or instituted and no investigative or other demand shall have been made by any federal or state governmental branch, agency, commission or regulatory authority.

         8.2 CONDITIONS TO OBLIGATION OF HTI TO EFFECT THIS AGREEMENT. The obligation of HTI to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

           (a) Acquirer shall have performed or be in compliance in all respects with agreements contained in this Agreement required to be performed on or prior to the Closing Date. The representations and warranties of Acquirer contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, and HTI shall have received a certificate of the Chief Executive Officer of Acquirer, dated the Closing Date, certifying to such effect.

           (b) All approvals and all consents and approvals of any third parties required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been obtained and delivered to HTI.

           (c) All deliveries shall have been made by Acquirer under the terms of the Escrow Agreement.

         8.3 CONDITIONS TO OBLIGATION OF ACQUIRER TO EFFECT THIS AGREEMENT. The obligation of Acquirer to effect the transactions contemplated in this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

           (a) HTI shall have performed or be in compliance in all respects with conditions and agreements contained in this Agreement required to be performed on or prior to the Closing Date. The representations and warranties of HTI contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, and Acquirer shall have received a certificate of the Chief Executive Officer of HTI, dated the Closing Date, certifying to such effect.

           (b) All approvals of HTI's shareholders, and all consents and approvals of any third parties required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained and delivered to Acquirer.

           (c) All deliveries shall have been made by Acquirer under the terms of the Escrow Agreement.

         8.4  INDEMNIFICATION OF ACQUIRER.

           (a) HTI agrees to indemnify Acquirer for all damages, liabilities, costs and expenses, including reasonable attorneys' fees, arising out of any shareholder claim or other third party



                                       Asset Transfer Agreement. - page 27 of 32
claim, including without limitation, actions for personal injury or property damage, resulting from or in connection with this conveyance of the Acquired Assets to HTI.

           (b) The obligation of HTI to properly effect the transactions contemplated in this Agreement requires HTI to recognize that Russell was not an Officer or Director of HTI at the time of its October 2004 SEC Form 10SB filing. HTI hereby also agrees to indemnify Acquirer against any future HTI shareholder lawsuits and claims relating to any activity since February 6, 2004.

                                   ARTICLE IX
                                   TERMINATION

         9.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing Date, by the mutual consent of Acquirer and HTI.

         9.2 TERMINATION BY EITHER PARTY. This Agreement may be terminated by either party under any of the following conditions:

           (a) the Closing has not occurred by the final date of October 6, 2005 (which includes 30 automatic extension provision); provided that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose breach of any provision of this Agreement results in the failure of the transactions contemplated herein to be consummated by such time unless otherwise agreed in writing;

           (b) there shall be any law or regulation that makes consummation of the transaction contemplated herein illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining any party from consummating the Agreement is entered and such judgment, injunction, order or decree shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause shall have used its best efforts to remove such injunction, order or decree.

           (c) breach of or any inability to fulfill any representation or warranty or event which would constitute a breach upon the Closing hereof, if not cured to the other parties' satisfaction.

         9.3 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of this transaction pursuant to this
Article IX, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 9.3 and except for the provisions of Sections 10.1, 10.3, 10.4, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11,
10.12, 10.13, 10.14, 10.15, and 10.16, and any confidentiality agreement signed by the parties hereto.

         9.4 EXTENSION; WAIVER. At any time prior to the Closing Date, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made by the other party contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions for the benefit of such other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.



                                       Asset Transfer Agreement. - page 28 of 32

                                    ARTICLE X
                               GENERAL PROVISIONS

         10.1 NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by same day or overnight courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:


-------------------------------------------------------------------------------------------------------------------
If to Acquirer or Russell:                                     If to HTI:

-------------------------------------------------------------------------------------------------------------------
Ted W. Russell                                                 Garrett K. Krause
44 Middle Beach Rd West                                        HeartSTAT Technology, Inc.
Madison, CT 06443                                              530 Wilshire Blvd, #304
203-245-9017 (Fax: call ahead)                                 Santa Monica, CA 90401
                                                               Tel:  (310) 451-7400
                                                               Fax:  (310) 451-7450
-------------------------------------------------------------------------------------------------------------------

With copies to:
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Mr. Stanley M. Moskowitz, Esq.                                 Fay M. Matsukage, Esq.
13291 Kibbings Rd.                                             Dill Dill Carr Stonbraker & Hutchings, P.C.
San Diego, CA 92130                                            455 Sherman Street, Suite 300
Phone:  858-523-0100                                           Denver, CO 80203
Fax:  858-523-0444                                             Main Phone:  (303) 777-3737
                                                               Direct Phone:  (303) 282-4105
                                                               Fax:  (303) 777-3823
-------------------------------------------------------------------------------------------------------------------


or such other address or fax number as any party may specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered, or delivered by courier or 5 days after mailing thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         10.2 ASSIGNMENT, BINDING EFFECT. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or certain stockholders of HTI or Acquirer and other named beneficiaries of covenants or agreements in the Agreement, or their respective heirs, successors, executors, administrators, and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         10.3 ENTIRE AGREEMENT. This Agreement , between the parties hereto, the Exhibits and any, Schedules delivered in connection with this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements


                                       Asset Transfer Agreement. - page 29 of 32
and understandings among the parties with respect thereto. No information previously provided, addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         10.4 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time, but no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         10.5  SUBSEQUENT  ACTIONS.  If,  at any time  after the  Closing  Date,
Acquirer shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Acquirer's right, title or interest, in, to or under any of the rights, properties, privileges, franchises or assets of HTI acquired or to be acquired by Acquirer as a result of, or in connection with, this Agreement, or otherwise to carry out the intent of this Agreement, the officers and directors of HTI agree to execute and deliver, in the name and on behalf of HTI all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in Acquirer or otherwise carry out the intent of this Agreement.

         10.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

         10.7 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Executed counterparts transmitted by fax shall be effective as originals.

         10.8 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         10.9 INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         10.10 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         10.11 ATTORNEYS' FEES. If any arbitration, litigation, action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the



                                       Asset Transfer Agreement. - page 30 of 32
prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Agreement, attorneys' fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment, calculated on the basis of the usual fee charged by attorneys performing such services, and will not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

         10.12 SURVIVAL. All representations and warranties of any party contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing until 24 months after the Closing.

         10.13 INCORPORATION OF EXHIBITS. The Schedules and all Exhibits and schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         10.14 DRAFTING AMBIGUITIES. Each party to this Agreement and its legal counsel have reviewed and revised this Agreement. The rule of construction that ambiguities are to be resolved against the drafting party or in favor of the party receiving a particular benefit under an agreement may not be employed in the interpretation of this Agreement or any amendment to this Agreement

         10.15 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction unless the same is material to the terms of this Agreement, in the judgment of either party to this Agreement, in which case the parties shall negotiate in good faith to revise the same so as to be valid or enforceable. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         10.16 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.17 CONSENT. Whenever the consent or approval of a party is required by the terms of this Agreement, unless otherwise provided, the same shall not be unreasonably withheld or delayed.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]




                                       Asset Transfer Agreement. - page 31 of 32

IN WITNESS WHEREOF, the parties have executed this Asset Transfer Agreement on the day and year first above written.

Acquirer, HeartSTAT, Inc.                    HTI, HeartSTAT Technology, Inc,


By: /s/ TED W. RUSSELL 8/15/05               By: /s/ GARRETT K. KRAUSE
    --------------------------------           ---------------------------------
Ted W. Russell, Chief Executive Officer      Garrett K. Krause, Chief Executive
                                             Officer



Russell:


By: /s/ TED W. RUSSELL  8/15/05
    -------------------------------
          Ted W. Russell

















                                       Asset Transfer Agreement. - page 32 of 32

                                INDEX OF EXHIBITS

EXHIBIT A  -  PROMISSORY NOTE

EXHIBIT B  -  HEARTSTAT INC FINANCIAL STATEMENTS (FILE:  HS FIN 2005 2Q.DOC)

EXHIBIT C  -  HTI BD RESOLUTION #1

EXHIBIT D -   HTI BD RESOLUTION #2

EXHIBIT E-1 - HTI BUSINESS JURISDICTIONS, IF ANY  (SCHEDULE 3.1)

EXHIBIT E-2 - POTENTIAL HTI VIOLATIONS, BREACHES, OR CONFLICTS, IF ANY
              (SCHEDULE 3.3)


EXHIBIT E-3 - UNDISCLOSED LIABILITIES OF HTI, IF ANY  (SCHEDULE 3.5)

EXHIBIT E-4 - HTI'S CHANGE OF EVENTS SINCE DECEMBER 31, 2004, IF ANY (SCHEDULE 3.6)

EXHIBIT F -  HULL FAMILY RELEASE FORM

EXHIBIT G -  RUSSELL RELEASE

EXHIBIT H -  RUSSELL NARRATIVE FOR FORM 10KSB AND FORM 14C

EXHIBIT I -   FUTUREVEST REFERENCE LETTER

EXHIBIT J -  FORM 8K DESCRIBING AGREEMENT AND RESIGNATIONS OF RUSSELL AND MALEY

EXHIBIT L -  MALEY LETTER OF RESIGNATION

EXHIBIT N -  HTI AUDITED 2004 AND MARCH 31, 2005 FINANCIAL STATEMENTS

EXHIBIT O -  ASSIGNMENT OF ACQUIRED ASSETS

EXHIBIT P - RUSSELL ASSIGNMENT

EXHIBIT Q - HEARTSTAT INC CORPORATE DOCUMENTS AND CERTIFICATE (EXHIBITQ.PDF
            COMPUTER FILE)

EXHIBIT R - RUSSELL LETTER OF RESIGNATION

EXHIBIT S -  HEARTSTAT INC STOCK CERTIFICATE FOR 113,207 COMMON SHARES

EXHIBIT T - RUSSELL'S HTI STOCK CERTIFICATE FOR 19,599,997 SHARES

EXHIBIT U - HEARTSTAT INC GOOD STANDING CERTIFICATE

EXHIBIT V - HEARTSTAT INC SIGNATORY INCUMBENCY CERTIFICATE -.

EXHIBIT W - HTI CORPORATE DOCUMENTS AND CERTIFICATE

EXHIBIT X - HTI GOOD STANDING CERTIFICATE

EXHIBIT Y - HTI SIGNATORY INCUMBENCY CERTIFICATE

EXHIBIT Z-1 - FORM 10KSB FOR 2004 AND 10QS FOR 2005 - FINAL PRE-FILING APPROVAL
              COPY

EXHIBIT Z-2 - CERTIFICATE OF ACQUIRER APPROVAL OF FORMS 10KSB AND 10Q

EXHIBIT Z-3 FORM 10KSB AND 10Q - FINAL FILINGS



                                                               Agreement Exhibit